CASH RESOURCE TRUST

                            AMENDED AND RESTATED PLAN
       PURSUANT TO RULE 18F-3(D) UNDER THE INVESTMENT COMPANY ACT OF 1940

                           Effective February 10, 1999

        Each series of shares of beneficial interest in Cash Resource Trust (the "Trust") (each a "Fund" and, together, the "Funds") may from time to time issue one or more of the following classes of shares: Retail shares, Class A shares, Class B shares, Class S shares, and Institutional shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the prospectus in respect of any such Fund as from time to time in effect (each, the "Prospectus"). The differences in expenses among these classes of shares, and the conversion and exchange features of each class of shares, are set forth below in this Plan. Except as noted below, expenses are allocated among the classes of shares of each Fund based upon the expenses incurred by each class or as otherwise determined to be fair and equitable by the Trustees. This Plan is subject to change, to the extent permitted by law and by the Agreement and Declaration of Trust and By-laws of the Trust, by action of the Trustees of the Trust.


RETAIL SHARES

DISTRIBUTION AND SERVICE FEES

        Retail shares pay distribution fees pursuant to a plan (the "Retail Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). Retail shares also bear their allocable portion of costs associated with obtaining shareholder approval of the Retail Plan (or an amendment to the Retail Plan). Pursuant to the Retail Plan, the Funds may make payments at rates up to the annual rates specified below of the relevant Fund's average daily net assets attributable to Retail shares:

        Cash Resource Money Market Fund                            0.38%
        Cash Resource U.S. Government Money Market Fund            0.38%
        Cash Resource Tax-Exempt Money Market Fund                 0.33%
        Cash Resource California Tax-Exempt Money Market Fund      0.33%
        Cash Resource New York Tax-Exempt Money Market Fund        0.50%
        Cash Resource North Carolina Tax-Exempt Money Market Fund 0.33% Cash Resource Pennsylvania Tax-Exempt Money Market Fund 0.33%
        Cash Resource Virginia Tax-Exempt Money Market Fund        0.33%


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        Amounts payable under the Retail and Class S Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the Prospectus.

EXCHANGE FEATURES

        Retail shares of any Fund may be exchanged, at the holder's option, for Retail shares of any other mutual fund in the Mentor Family of Funds that offers Retail shares without the payment of a sales charge beginning 15 days after purchase, provided that Retail shares of such other Fund are available to residents of the relevant state.

CONVERSION FEATURES

        Retail shares do not convert into any other class of shares.

INITIAL SALES CHARGE

        Retail shares are offered at a public offering price that is equal to their net asset value ("NAV").

CONTINGENT DEFERRED SALES CHARGE

        Retail shares are not subject to a contingent deferred sales charge ("CDSC").


CLASS A SHARES

DISTRIBUTION AND SERVICE FEES

        Class A shares pay no Rule 12b-1 fees. Class A shares pay shareholder service fees pursuant to a shareholder service plan adopted by the Trust (the "Shareholder Service Plan"), as follows: a Fund may pay up to .25% of its average daily net assets attributable to its Class A shares (which percentage may be less for certain Funds, as described in the Prospectus). Amounts payable under the Shareholder Service Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the Prospectus.

EXCHANGE FEATURES

        Class A shares of any Fund may be exchanged, at the holder's option, for Class A shares of any other mutual fund in the Mentor Family of Funds that offers Class A shares without the payment of a sales charge beginning 15 days after purchase. The holding period for determining any CDSC will include the holding period of the shares exchanged, and will be calculated using the schedule of any Portfolio into or from which shares have been exchanged that would result in the highest CDSC applicable to such shares.

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CONVERSION FEATURES

        Class A shares do not convert into any other class of shares.

INITIAL SALES CHARGE

        Class A shares are offered at a public offering price that is equal to their net asset value ("NAV") plus a sales charge of up to 5.75% of the public offering price (which maximum may be less for certain Portfolios, as described in the Prospectus). The sales charges on Class A shares are subject to reduction or waiver as permitted by Rule 22d-1 under the 1940 Act and as described in the Prospectus.

CONTINGENT DEFERRED SALES CHARGE

        Purchases of Class A shares of $1 million or more that are redeemed within one year of purchase are subject to a CDSC of 1.00% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class A shares are not otherwise subject to a CDSC.

        The CDSC on Class A shares is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Prospectus.


CLASS B SHARES

DISTRIBUTION AND SERVICE FEES

        Class B shares pay distribution fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Class B Plan"). Class B shares also bear any costs associated with obtaining shareholder approval of the Class B Plan (or an amendment to the Class B Plan). Pursuant to the Class B Plan, a Fund may pay up to .75% of its average daily net assets attributable to its Class B shares (which percentage may be less for certain Funds, as described in the Prospectus). Amounts payable under the Class B Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the Prospectus.

        Class B shares pay shareholder service fees pursuant to the Shareholder Service Plan, as follows: a Fund may pay up to .25% of its average daily net assets attributable to its Class B shares (which percentage may be less for certain Funds, as described in the Prospectus). Amounts payable under the Shareholder Service Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the Prospectus.


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EXCHANGE FEATURES

        Class B shares of any Fund may be exchanged, at the holder's option, for Class B shares of any other mutual fund in the Mentor Family of Funds that offers Class B shares without the payment of a sales charge beginning 15 days after purchase, provided that Class B shares of such other Fund are available to residents of the relevant state. The holding period for determining any CDSC will include the holding period of the shares exchanged, and will be calculated using the schedule of the Fund from which shares have been exchanged.

CONVERSION FEATURES

        Class B shares do not convert into any other class of shares.

INITIAL SALES CHARGE

        Class B shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

        Class B shares that are redeemed within 6 years of purchase are subject to a CDSC of up to 4.00% of either the purchase price or the NAV of the shares redeemed, whichever is less (which period may be shorter and which percentage may be less for certain Funds, as described in the Prospectus); such percentage declines the longer the shares are held, as described in the Prospectus. Class B shares purchased with reinvested dividends or capital gains are not subject to a CDSC.

        The CDSC on Class B shares is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Prospectus.


CLASS S SHARES

DISTRIBUTION AND SERVICE FEES

        Class S shares pay distribution fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Class S Plan"). Class S shares also bear their allocable portion of costs associated with obtaining shareholder approval of the Class S Plan (or an amendment to the Class S Plan). Pursuant to the Class S Plan, the Funds may make payments at rates up to the annual rates specified below of the relevant Fund's average daily net assets attributable to Class S shares:

        Cash Resource Money Market Fund                            0.38%
        Cash Resource U.S. Government Money Market Fund            0.38%

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        Cash Resource Tax-Exempt Money Market Fund                 0.33%
        Cash Resource California Tax-Exempt Money Market Fund      0.33%
        Cash Resource New York Tax-Exempt Money Market Fund        0.50%
        Cash Resource North Carolina Tax-Exempt Money Market Fund  0.33%
        Cash Resource Pennsylvania Tax-Exempt Money Market Fund    0.33%
        Cash Resource Virginia Tax-Exempt Money Market Fund        0.33%

        Amounts payable under the Retail and Class S Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the Prospectus.

        Class S shares pay shareholder service fees pursuant to the Shareholder Service Plan, as follows: a Fund may pay up to .20% of its average daily net assets attributable to its Class S shares (which percentage may be less for certain Funds, as described in the Prospectus). Amounts payable under the Shareholder Service Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the Prospectus.

EXCHANGE FEATURES

        Class S shares of any Fund may be exchanged, at the holder's option, for Class S shares of any other mutual fund in the Mentor Family of Funds that offers Class S shares without the payment of a sales charge beginning 15 days after purchase, provided that Class S shares of such other Fund are available to residents of the relevant state.

CONVERSION FEATURES

        Class S shares do not convert into any other class of shares.

INITIAL SALES CHARGE

        Class S shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

        Class S shares are not subject to a contingent deferred sales charge ("CDSC").


INSTITUTIONAL SHARES

DISTRIBUTION AND SERVICE FEES

        Institutional Shares pay no Rule 12b-1 distribution fees or shareholder service fees.

EXCHANGE FEATURES

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        Institutional Shares of any Portfolio may be exchanged, at the holder's option, for Institutional Shares of any other mutual fund in the Mentor Family of Funds, without the payment of a sales charge beginning 15 days after purchase, provided that such other shares are available to residents of the relevant state.

CONVERSION FEATURES

        Institutional Shares do not convert into any other class of shares.

INITIAL SALES CHARGE

        Institutional Shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

        Institutional Shares are not subject to any CDSC.



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